SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                  ___________________________________________


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                 March 30, 1998

                    ________________________________________


                              THERMO VOLTEK CORP.
             (Exact name of Registrant as specified in its charter)


       Delaware                  1-10574                13-1946800
       (State or other         (Commission           (I.R.S. Employer
       jurisdiction of         File Number)       Identification Number)
       incorporation or
       organization)


       470 Wildwood Street
       Woburn, Massachusetts                                01888
       (Address of principal executive offices)          (Zip Code)


                                 (781) 938-3786
                         (Registrant's telephone number
                              including area code)
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        Item 5.  Other Events
                 ------------

          On March 30, 1998, Thermo Voltek Corp. (the "Company") received a proposal from its parent company, Thermedics Inc. ("Thermedics"), to acquire, through a merger, all of the outstanding shares of the Company's common stock that Thermedics does not own, at a price of $7.00 per share in cash. In addition, Thermedics intends to redeem the Company's 3/ percent convertible subordinated debentures due 2000 in the aggregate outstanding principal amount of $5.25 million. Thermedics currently owns 67 percent of the outstanding common stock of the Company. Thermedics is a 58 percent-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"), which in turn owns approximately 3 percent of the outstanding common stock of the Company. The Company has appointed a special committee comprised of its independent directors to evaluate the proposal with the assistance of a financial advisor to be selected.

           The merger is contingent upon, among other things, the negotiation and execution of a definitive merger agreement; receipt by the board of directors of an opinion by an investment banking firm that the Thermedics offer is fair to the Company's shareholders (other than Thermedics and Thermo Electron) from a financial point of view; the approval of the board of directors upon recommendation of its special committee; and clearance by the Securities and Exchange Commission of the proxy materials regarding the proposed transaction.

          On March 31, 1998, a complaint naming the Company as a defendant, among others, regarding Thermedics' proposed acquisition of the Company was filed in Delaware Chancery Court by a shareholder of the Company. The complaint alleges, among other things, that the proposed price of $7.00 per share is unfair and grossly inadequate. The plaintiff is seeking injunctive and other appropriate relief. A second complaint was also filed in Delaware Chancery Court by another shareholder of the Company on this date containing substantially similar allegations.

        Item 7.  Financial Statements, Pro Forma Financial Information
                 -----------------------------------------------------
        and Exhibits
        ------------

                 (a) Financial Statements of Business Acquired: not
                     applicable.

                 (b) Pro Forma Financial Information: not applicable.

                 (c) Exhibits: not applicable.
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                                    SIGNATURE


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of April, 1998.



                                             THERMO VOLTEK CORP.


                                             By: /s/ Sandra L. Lambert
                                                ---------------------
                                                 Sandra L. Lambert
                                                 Secretary